Exhibit 3.43

Delaware
The First State
     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CONVERSION OF A DELAWARE LIMITED LIABILITY COMPANY UNDER THE NAME OF “CADBURY SCHWEPPES AMERICAS INVESTMENTS LLC” TO A DELAWARE CORPORATION, CHANGING ITS NAME FROM “CADBURY SCHWEPPES AMERICAS INVESTMENTS LLC” TO “CADBURY SCHWEPPES AMERICAS INVESTMENTS INC.”, FILED IN THIS OFFICE ON THE TWENTIETH DAY OF NOVEMBER, A.D. 2006, AT 1:58 O’CLOCK P.M.
     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

4254394 8100V 061064699	/s/ Harriet Smith Windsor Harriet Smith Windsor, Secretary of State AUTHENTICATION: 5212011 DATE: 11-20-06

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:58 PM 11/20/2006
FILED 01:58 PM 11/20/2006
SRV 061064699 – 4254394 FILE
CERTIFICATE OF CONVERSION TO CORPORATION
OF
CADBURY SCHWEPPES AMERICAS INVESTMENTS LLC
     This Certificates of Conversion to Corporation, dated November 20, 2006, is executed and filed by the undersigned to convert Cadbury Schweppes Americas Investments LLC, a Delaware limited liability company, into a corporation under the General Corporation Law of the State of Delaware (the “Company”). The undersigned certifies as follows:
     FIRST: The original Certificate of Formation of Cadbury Schweppes Americas Investments LLC was filed with the Delaware Secretary of State on November 20, 2006.
     SECOND: The name of the Company immediately prior to the filing of this Certificate of Conversion to Corporation is Cadbury Schweppes Americas Investments LLC.
     THIRD: The name of the Company, as set forth in the certificate of incorporation field concurrently herewith, is Cadbury Schweppes Americas Investments Inc.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Conversion to Corporation as of the date first written above.

CADBURY SCHWEPPES AMERICAS INVESTMENTS LLC
By:	/s/ W. J. Langeveld
	Name:	W. J. Langeveld
	Title:	Authorized Person